UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2016

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INTERUPS INC.

(Exact name of registrant as specified in its charter)

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Nevada	333-182956	48-1308920
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

645 Fifth Avenue, Suite 400, New York, NY 10022

(Address of Principal Executive Office) (Zip Code)

(212) 371-7799

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02—DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on August 4, 2016, Mark A. Zorko, resigned as Interim Chief Financial Officer, and was replaced by Laxmi Prasad.

Mr. Prasad, currently designated as head of the Registrant’s Global Operations, is also becoming Chief Financial Officer on an interim basis until a full-time CFO is identified and hired by the Registrant.  He acquired control of the Registrant in November, 2014, and has devoted the majority of his time since then to developing the Registrant’s business, even after voluntarily relinquishing majority ownership, as disclosed in a Form 8-K filed with the SEC on April 27, 2016.

Mr. Prasad has held CEO, CFO and CKO responsibilities for several public and private companies in his 25+ years in the Financial Services Field, in Hyderabad, India.  He has considerable experience and knowledge in corporate structuring, management, taxation and cross-border transactions, and has structured more than $3 billion in transaction opportunities. As a social commitment to encourage first-line entrepreneurship, Mr. Prasad privately counsels and offers time for many startup entrepreneurs from India, to establish their businesses in the United States and otherwise to gain access to global markets.

In his current position as the Registrant’s Chief Knowledge Officer, Laxmi Prasad established an Advanced Tax Planning Practice which advises more than 110,000 tax customers and indoctrinated Self-Directed IRAs as a vehicle for Indian migrants in the US to invest their tax deferred retirement assets in India.

He was previously a Registered Investment Adviser Representative, from March 2000 to April 2004, for Prudential Insurance Company of America and Principal Financial Group, with more than $125 million in underwritten life insurance.   While at Prudential, Mr. Prasad authored a "Developing Nations Fund," which planned covering $25 Billion in Life Assurance as a Legacy Fund structure to utilize life insurance policies from willing donors as collateral pledge for the IMF and the World Bank, to extend sovereign debt to emerging countries.  The plan was that the debt raised would be repaid out of maturing life policies without any burden to any State, including any currency translations effects.  However, the attack on September 11, 2001 sidelined this plan.

In Hyderabad India, and before he emigrated to the United States, Laxmi was one of the most recognized IPO Consultants from January, 1990 until September, 1996, during which time he successfully managed five IPOs.  Academically, Mr. Prasad holds CPA (US) and ACA (India) Professional Accounting Certifications, and has authored many financial and investment articles for private circulation.

Mr. Prasad has not been the subject of any bankruptcy petition filed by or against any business of which he was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time. Mr. Prasad has not been convicted in a criminal proceeding, nor has he been the subject to a pending criminal proceeding (excluding traffic violations, and other minor offenses), or subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERUPS INC.

Dated: August 5, 2016	By:	/s/ Hadley W. Donenberg
Hadley W. Donenberg, Interim Chief Executive Officer